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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of:



     * Our reports dated March 19, 1999, relating to the financial statements of Rifkin Acquisition Partners, L.L.L.P., and Rifkin Cable Income Partners L.P. for the year ended December 31, 1998, which appear in such Amendment No. 1 to the Registration Statement; and



     * Our reports dated February 15, 2000, relating to the financial statements of Rifkin Acquisition Partners, L.L.L.P., Rifkin Cable Income Partners L.P., Indiana Cable Associates, Ltd. and R/N South Florida Cable Management Limited Partnership for the period ended September 13, 1999, which appear in such Amendment No. 1 to the Registration Statement.



     We also consent to the references to us under the headings "Experts" in such Amendment No. 1 to the Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
July 30, 2001